Exhibit 99.1

FOR IMMEDIATE RELEASE

B. Riley Receives Expected Nasdaq Delinquency Notification; Anticipates Meeting New Filing Deadlines

●	As previously disclosed, the Nasdaq Hearing Panel granted extended filing deadlines

●	Second Quarter 10-Q and Third Quarter 10-Q filing deadlines are December 23, 2025 and January 20, 2026, respectively

●	First Quarter 10-Q was filed on November 18, 2025, before the extended deadline

LOS ANGELES, November 28, 2025 – B. Riley Financial, Inc. (NASDAQ: RILY) (“BRF” or the “Company”), a diversified holding company, today announced it received an expected delinquency notification letter from Nasdaq on November 21, 2025, pursuant to Nasdaq Listing Rule 5810(b). The letter indicated that the Company was not in compliance with Nasdaq Listing Rule 5250(c)(1) (the “Filing Rule”) as a result of the delayed filing of the Company’s Form 10-Q for the period ended September 30, 2025 (the “Third Quarter 10-Q”).

The Nasdaq listing rules require listed companies to timely file all required periodic financial reports with the Securities and Exchange Commission (the “SEC”). This notification has no immediate effect on the listing of the Company’s securities on Nasdaq.

As previously disclosed on November 19, 2025, the Company participated in a hearing with a Nasdaq Hearings Panel (the “Panel”) on November 4, 2025 in connection with the Company’s non-compliance with the Filing Rule, as previously notified by the Nasdaq Listing Qualifications Staff on April 3, 2025, May 21, 2025, and August 20, 2025. Those notices were in connection with the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (the “2024 10-K”), the Quarterly Report on Form 10-Q for the period ended March 31, 2025 (the “First Quarter 10-Q”) and the Form 10-Q for the period ended June 30, 2025, respectively.

On November 18, 2025, the Panel granted the Company’s request for an exception to the Filing Rule, which provides the Company with an exception to the Filing Rule through no later than January 20, 2026 to file the Third Quarter 10-Q with the SEC, among other terms and conditions disclosed on November 18, 2025. Also on November 18, 2025, the Company filed the First Quarter 10-Q with the SEC. Previously, on September 19, 2025, the Company filed the 2024 10-K with the SEC.

The Company intends to take all appropriate actions to regain compliance with the Nasdaq listing requirements and to maintain its listing on Nasdaq.

About B. Riley Financial

B. Riley Financial Inc. (Nasdaq: RILY), which is changing its name to BRC Group Holdings, Inc. on January 1, 2026, is a diversified holding company, including financial services, telecom, and retail, and investments in equity, debt and venture capital. Our core financial services platform provides small cap and middle market companies customized end-to-end solutions at every stage of the enterprise life cycle. Our banking business offers comprehensive services in capital markets, sales, trading, research, merchant banking, M&A, and restructuring. Our wealth management business offers wealth management and financial planning services including brokerage, investment management, insurance, and tax preparation. Our telecom businesses provide consumer and business services including traditional, mobile and cloud phone, internet and data, security, and email. Our retail companies provide home furnishings and mobile computing accessories. BRC deploys its capital inside and outside its core financial services platform to generate shareholder value through opportunistic investments. For more information, please visit www.brileyfin.com.

Forward-Looking Statements

Statements made in this press release that are not descriptions of historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are based on management’s current expectations and assumptions and are subject to risks and uncertainties. If such risks or uncertainties materialize or such assumptions prove incorrect, our business, operating results, financial condition, and stock price could be materially negatively affected. You should not place undue reliance on such forward-looking statements, which are based on the information currently available to us and speak only as of today’s date. All statements other than statements of historical fact are forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company’s performance or achievements to be materially different from any expected future results, performance, or achievements. Forward-looking statements speak only as of the date they are made and the Company assumes no duty to update forward-looking statements, except as required by law. Actual future results, performance or achievements may differ materially from historical results or those anticipated depending on a variety of factors, some of which are beyond the control of the Company, including, but not limited to, the risks described from time to time in the Company’s periodic filings with the SEC, including, without limitation, the risks described in the Company’s 2024 Annual Report on Form 10-K and its Quarterly Report on Form 10-Q for the period ended March 31, 2025 under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (as applicable). These factors should be considered carefully, and readers are cautioned not to place undue reliance on such forward-looking statements. All information is current as of the date this press release is issued, and the Company undertakes no duty to update this information.

Contacts

Investors
ir@brileyfin.com

Media
press@brileyfin.com